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                                                     Exhibit 10.49
                                 AMENDMENT NO. I
                                       TO
                           REVOLVING CREDIT AGREEMENT

         AMENDMENT NO. 1, dated as of March 22, 1999 (the "Amendment"), to the Revolving Credit Agreement, dated as of November 20, 1998 (the "Revolving Credit Agreement"), between HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), THE LENDERS FROM TIME TO TIME A PARTY THERETO (the "Lenders") and NATIONSBANK, N.A., a national banking association and in its separate capacity as agent (the "Agent"). Capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement.

                                   WITNESSETH

         WHEREAS, pursuant to the Revolving Credit Agreement, the Lenders have provided to the Borrower a revolving credit facility, and has agreed to issue standby letters of credit, all upon the terms and conditions specified in the Revolving Credit Agreement;

         WHEREAS, the Borrower has requested a modification to one or more terms of the Revolving Credit Agreement, and the Lenders are willing to make such modifications;

         WHEREAS, upon the terms and subject to the conditions contained herein, the parties hereto desire to amend the Revolving Credit Agreement; and

         WHEREAS, as of the date hereof, the Lenders under the Revolving Credit Agreement consist only of NationsBank, N.A.;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Section 6. 1 (g) of the Revolving Credit Agreement. The parties hereto hereby amend the first sentence of Section 6.1(g) of the Revolving Credit Agreement by inserting after the words "a ratio of Consolidated Cash Flow to Consolidated Fixed Charges of not less than 2.00 to 1.00" but before the "." the following words: "; provided, however, that for and at all times during the Fiscal Quarters ending March 31, June 30 and September 30, 1999, the Borrower and its Consolidated Subsidiaries shall maintain a ratio of Consolidated Cash Flow to Consolidated Fixed Charges of not less than 1.75 to 1.00".

         Section 2. Amendment to Section 6.2(a)(ii) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(a)(ii) of the Revolving Credit Agreement by deleting such section in its entirety and substituting therefor the following:

                           "(ii) any Lien (A) which shall  constitute a purchase
                  money security interest (excluding, for the purpose of this clause (ii), any purchase money security interest Lien assumed in connection with the acquisition of any Acquisition Party) or (B) granted to or possessed by any financial institution or insurance company (other than the Lenders) in connection with any surety bond issued by such financial institution or insurance company in connection with the performance of any contract to which the Borrower or any Subsidiary is a party; provided that the amount of all such Liens permitted by this clause (ii) shall not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) $1,000,000;".

         Section 3. Amendment to Section 6.2(c)(i) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(c)(i) of the Revolving Credit Agreement by deleting such section in its entirety and substituting therefor the following:

                           "(i) at any  time and from  time to time  during  the
                  period beginning March 22, 1999 and ending March 31, 2001, repurchase the issued and outstanding shares of capital stock of the Borrower provided that the aggregate consideration paid by the Borrower for all such shares so repurchased does not exceed $20,000,000 and, provided further, that after giving effect to any such repurchase, the Borrower shall be in compliance with all provisions of this Agreement (including, without limitation, all financial ratios contained in Section
                  6.1 hereof based on the financial statements most recently provided by the Borrower to the Lenders);"

         Section 4. Amendment to Section 6.2(b)(iv) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(b)(iv) of the Revolving Credit Agreement by deleting such section in its entirety and substituting therefor the following:



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                           "(iv) (A)  indebtedness  constituting  purchase money
                  security    indebtedness   or   (B)   indebtedness   for,   or
                  reimbursement obligations (whether contingent or accrued) in respect of, any surety bond issued by a financial institution or insurance company (other than the Lenders) in connection with the performance of any contract to which the Borrower or any Subsidiary thereof is party; provided that the amount of all such party, indebtedness permitted by this clause (iv) shall not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) $1,000,000;".

         Section 5. Amendment to Section 6.2(e)(i) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(e)(i) of the Revolving Credit Agreement by deleting such section in its entirety and substituting therefor the following:

                           "(i)   the   cash   component   of  the   Acquisition
                  Consideration (which shall consist of all cash, cash equivalents, promissory notes (or other similar instruments) issued and the assumption of debt, as provided therein) paid for all Acquisition Parties (including foreign Acquisition Parties permitted pursuant to clause (vi) below) (A) during the 12-month period commencing from the Effective Date shall not exceed, in the aggregate, the sum of (x) $40,000,000.00 less (y) the Stock Repurchase Delta, and (B) during the period commencing from the Effective Date and ending on the date on which all of the Obligations hereunder shall have been paid in full shall not exceed, in the aggregate, the sum of (x) $50,000,000.00 less (y) the Stock Repurchase Delta;"

     Section 6. Definitions. Section 1.1 of the Revolving Credit Agreement is hereby amended by inserting therein, in proper alphabetical order, the following definition:
                  "Stock Repurchase Delta" means the amount by which the aggregate purchase price paid by the Borrower for the repurchase of any of its shares of capital stock, as permitted by Section 6.2(c)(i) hereof, exceeds $5,000,000.

         Section 7. Fee. In consideration for the amendments contained herein, the Borrower shall pay to the Agent, for the account of the Lenders, a fee in the amount separately agreed to in writing by the Lenders and the Borrower, and the Borrower hereby authorizes the Agent to debit the Borrower Account in the amount of such fee upon the execution and delivery hereof the parties hereto.

         Section 8. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of laws. Except as hereby expressly amended by this Amendment, the terms, covenants, conditions, agreements and representations and warranties contained in the Revolving Credit Agreement are in all respects ratified and confirmed and remade as of the date hereof and, except as amended hereby, shall continue in full force and effect. This Amendment represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders relative to the subject matter hereof not expressly set forth or referred to herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. The section headings and subsection headings have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

HAGLER BAILLY, INC.

By: /s/ Glenn J. Dozier
     Name: Glenn J. Dozier
     Title: Senior Vice President and
                 Chief Financial Officer

NATIONSBANK, N.A., as Lender and Agent

By: /s/ James W. Gaittens
     Name: James W. Gaittens
     Title: Senior Vice President